UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

TERAWULF INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41163	87-1909475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Federal Street Easton, Maryland (Address of principal executive offices)	21601 (Zip Code)

Registrant’s telephone number, including area code: (410) 770-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	WULF	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 14, 2026, TeraWulf Inc. (“TeraWulf” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell 47,400,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at a public offering price of $19.00 per share (the “Offering”). In connection with the Offering, the Company granted the Underwriters a 30-day option to purchase up to an additional 7,110,000 shares of Common Stock (the “Optional Shares”). The Offering, including the sale of the Optional Shares, closed on April 16, 2026.

The net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, were approximately $1,004.3 million.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The sale of Common Stock was made pursuant to the Company’s registration statement on Form S-3ASR (File No. 333-295042) (the “Registration Statement”), as supplemented by a preliminary prospectus supplement, filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2026, and a final prospectus supplement, dated April 14, 2026, filed with the SEC on April 16, 2026 pursuant to Rule 424(b) under the Securities Act.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the complete text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 8.01	Other Events.

On April 16, 2026, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with the Offering, the legal opinion as to the legality of the Common Stock sold in the Offering is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 14, 2026, by and among TeraWulf Inc. and Morgan Stanley & Co. LLC, as representative of the several underwriters named therein.
5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
99.1	Press release issued by TeraWulf Inc., dated April 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2026

TERAWULF INC.

By:	/s/ Patrick A. Fleury
	Name:	Patrick A. Fleury
	Title:	Chief Financial Officer

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